UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A (Amendment No. 1)
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2018
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
510 Lake Cook Road, Suite 100, Deerfield, Illinois (Address of principal executive offices)	60015 (Zip Code)
Registrant’s telephone number, including area code: (224) 551-4000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Caterpillar Inc. (the “Company”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2018 (the “Initial Form 8-K”), the Company announced that, effective May 4, 2018, Joe Creed was appointed interim Chief Financial Officer of the Company, a role he assumed in addition to his Vice President duties. Mr. Creed is serving as interim Chief Financial Officer until September 1, 2018, the effective date of Mr. Andrew Bonfield’s appointment as Chief Financial Officer.

This Current Report on Form 8-K/A is being filed as an amendment to the Initial Form 8-K to report that on June 12, 2018, the Compensation Committee of the Board of Directors of the Company approved a grant of restricted stock units (“RSUs”) to Mr. Creed in connection with his new role. The RSUs were granted under the Company’s 2014 Long-Term Incentive Plan with a grant date fair value of $1.1 million as of the date of the grant, June 13, 2018. These RSUs have a three-year pro-rata vesting schedule, vesting one-third on each of the first three anniversaries of the grant date. If Mr. Creed’s employment with the Company terminates during the vesting period, except for involuntary termination by the Company without cause, disability, death or in connection with a change in control of the Company, Mr. Creed will forfeit all unvested RSUs associated with this grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATERPILLAR INC.

	By:	/s/ Suzette M. Long
Dated: June 14, 2018		Suzette M. Long
General Counsel & Corporate Secretary